Exhibit 10.5

Execution Version

TRANSACTION AGREEMENT

DATED AS OF

JULY 23, 2017

BY AND BETWEEN

NEW RESIDENTIAL INVESTMENT CORP.

AND

OCWEN FINANCIAL CORPORATION

TABLE OF CONTENTS
Page
Article I

Definitions
Section 1.1Defined Terms            1
Section 1.2Construction            4
Article II

Purchase and Sale of Shares
Section 2.1Sale            4
Section 2.2Closing            4
Article III

Representations and Warranties of the Company
Section 3.1Organization, Standing and Power; Subsidiaries            5
Section 3.2Authority            5
Section 3.3Capital Structure            6
Section 3.4Shares            6
Section 3.5No Conflict; Required Filings and Consents            6
Section 3.6SEC Filings; Financial Statements            7
Section 3.7Material Changes            7
Section 3.8Compliance            7
Section 3.9Brokers            8
Section 3.10Private Placement            8
Section 3.11Listing and Maintenance Requirements            8
Article IV

Representations and Warranties of the Investor
Section 4.1Organization            8
Section 4.2Authority            8
Section 4.3No Conflict; Required Filings and Consents            8
Section 4.4Non-Distribution            9
Section 4.5Accredited Investor Status            9
Section 4.6Reliance on Exemptions            9
Section 4.7Information            9
Section 4.8Transfer or Resale            9
Section 4.9Legends         10
Section 4.10Brokers         10
Section 4.11Transactions Impacting Price of Common Stock         10

i

Article V

Miscellaneous
Section 5.1Survival         10
Section 5.2Public Announcements         10
Section 5.3Reporting Requirements; Rule 144         11
Section 5.4Holding Period         11
Section 5.5Further Assurances         11
Section 5.6Successors and Assigns         11

Section 5.7	Entire Agreement 12

Section 5.8	Fees and Expenses 12

Section 5.9	Notices 12

Section 5.10	Amendments 13

Section 5.11	Counterparts 13

Section 5.12	Headings 13

Section 5.13	Applicable Law 13

Section 5.14	Submission to Jurisdiction 13

Section 5.15	Waiver of Jury Trial 14

Section 5.16	Severability 14

ii

TRANSACTION AGREEMENT
TRANSACTION AGREEMENT (this “Agreement”), dated as of July 23, 2017, by and between NEW RESIDENTIAL INVESTMENT CORP., a Delaware corporation (the “Investor”), and OCWEN FINANCIAL CORPORATION, a Florida corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Article I.
W I T N E S S E T H:
WHEREAS, the Company will issue to the Investor, and the Investor will purchase from the Company, 6,075,510 shares of newly issued common stock, par value $0.01 per share, of the Company (the “Common Stock”), at a price per share equal to the Purchase Price Per Share in cash, on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, the Company and the Investor have determined that it is in their respective best interests to enter into this Agreement to set forth the terms and conditions of the Sale (as defined below).
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS
Section 1.1    Defined Terms. For the purposes of this Agreement, the following terms have the following meanings:
(a)    “Action” shall mean any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against the Company, any Subsidiary of the Company or any of their respective properties or any officer, director or employee of the Company or any Subsidiary of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, or regulatory authority.
(a)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
(b)    “Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.
(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(d)    “Company Material Adverse Effect” shall mean, when used in connection with the Company or any of its Subsidiaries, any event, circumstance, change or effect individually or collectively with one or more other events, circumstances, changes or effects, that (i) has had, or is reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) is, or is reasonably likely to, prevent or materially delay the consummation of the Sale; provided, however, that any event, circumstance, change or effect resulting from any of the following, individually or collectively, will not be considered when determining whether a Company Material Adverse Effect has occurred for purposes of clause (i) above: (A) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (B) any change in the industry generally in which the Company or its Subsidiaries operate, (C) any change in Laws or accounting standards, or the enforcement or interpretation thereof, applicable to the Company or its Subsidiaries, (D) conditions in jurisdictions in which the Company or its Subsidiaries operate, including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (E) any action taken by the Investor and any of its Affiliates or representatives, (F) any hurricane, flood, tornado, earthquake or other natural disaster, (G) the failure in and of itself of the Company or its Subsidiaries to achieve any financial projections or forecasts (but not the underlying cause of such failure), (H) changes in the trading price or trading volume of the Common Stock or (I) any change in the status of, or the resolution of, any Action disclosed in the SEC Reports; provided, that any adverse effects resulting from matters described in any of the foregoing clauses (A), (B), (C), (D), (F) or (H) may be taken into account in determining whether there is or has been a Company Material Adverse Effect to the extent, and only to the extent, that they have a disproportionate effect on the Company or its Subsidiaries relative to other participants in the industries or geographies in which the Company or its Subsidiaries operate.
(e)    “Equity Compensation Plans” shall mean Ocwen Financial Corporation 1996 Stock Plan for Directors, as amended, Ocwen Financial Corporation 1998 Annual Incentive Plan, as amended, Amended Ocwen Financial Corporation 1991 Non-Qualified Stock Option Plan, dated October 26, 1999, Ocwen Financial Corporation Deferral Plan for Directors, dated March 7, 2005, Ocwen Financial Corporation 2007 Equity Incentive Plan, dated May 10, 2007, Ocwen Mortgage Servicing, Inc. Amended and Restated 2013 Preferred Stock Plan and Ocwen Financial Corporation 2017 Performance Incentive Plan.
(f)    “Equity Securities” shall mean capital stock or other equity interests of the Company and options, warrants or other securities that are directly or indirectly convertible into, exchangeable for or exercisable for capital stock or other equity interests of the Company.
(g)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(h)    “GAAP” shall mean generally accepted accounting principles.
(i)    “Governmental Authority” shall mean any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, instrumentality, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign.
(j)    “Investor Material Adverse Effect” shall mean, with respect to the Investor, any event, circumstance, change or effect individually or collectively with one or more other events, circumstances, changes or effects, that is or would be reasonably likely to prevent or materially delay the consummation of the Sale.
(k)    “Laws” shall include all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments and decrees.
(l)    “Liens” shall mean any liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances.
(m)    “NYSE” shall mean the New York Stock Exchange.
(n)    “Organizational Documents” shall mean, with respect to any entity, the certificate or articles of incorporation and by-laws of such entity, or any similar organizational documents of such entity in effect as of the date of this Agreement.
(o)    “Permitted Transferee” shall mean any Subsidiary of the Investor.

(p)    “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger, amalgamation or otherwise) of such entity.
(q)    “Purchase Price Per Share” shall mean $2.29 per share of Common Stock.
(r)    “SEC” shall mean the United States Securities and Exchange Commission.
(s)    “SEC Reports” shall mean the Company’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on May 15, 2017, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 15, 2017, the Company’s Current Reports on Form 8-K filed with the SEC on March 20, 2017, March 27, 2017, May 16, 2017, May 24, 2017 and July 20, 2017, and the information specifically incorporated into the Company’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2017 (including, in each case, the exhibits thereto and documents incorporated by reference therein).
(t)    “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(u)    “Subsidiary” shall mean, when used with respect to the (i) Investor, any other Person that the Investor directly or indirectly owns or has the power to vote or control more than 50.0% of (A) any class or series of capital stock of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association, joint venture or other entity, and (ii) Company, the Persons set forth on Exhibit 21.1 of the Company’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on May 15, 2017).
Index of Defined Terms
Term    Page

Action	1

Affiliate	1

Agreement	1

Business Day	1

Closing	5

Code	1

Common Stock	1

Company	1

Company Material Adverse Effect	1

Equity Compensation Plan	2

Equity Securities	2

Exchange Act	2

GAAP	2

Governmental Authority	2

Investor	1

Investor Material Adverse Effect	2

Laws	2

Liens	2

NYSE	2

Organizational Documents	3

Permitted Transferee	3

Person	3

Purchase Price	4

Purchase Price Per Share	3

Sale	4

SEC	3

SEC Reports	3

Securities Act	3

Shares	4

Subsidiary	3

Section 1.2    Construction.
(a)    For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (iv) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, and (v) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.
(b)    This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
ARTICLE II

PURCHASE AND SALE OF SHARES
Section 2.1    Sale. On the date hereof and simultaneously with the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 6,075,510 shares of newly-issued Common Stock (the “Shares”) in exchange for the aggregate purchase price of $13,912,917.90, representing the Purchase Price Per Share multiplied by the number of Shares (the amount so calculated, the “Purchase Price” and, such transaction, the “Sale”).
Section 2.2    ClosingThe closing of the Sale (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, simultaneously with the execution and delivery of this Agreement.
(a)    At the Closing, the Company shall, unless the Investor otherwise instructs the Company to transmit Shares to the Investor by other means, cause the Company’s transfer agent to deliver to the Investor a certificate representing the Shares against delivery by the Investor of the aggregate Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company. In addition, on or prior to the date hereof, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the Sale.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Investor that:
Section 3.1    Organization, Standing and Power; Subsidiaries.
(a)    Each of the Company and its Subsidiaries is duly incorporated or organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing, to the extent applicable, to do business as a foreign corporation or other legal entity in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case where the failures to be so incorporated or organized, existing or in good standing or to have such power and authority or so to qualify would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is in violation of its Organizational Documents.
(b)    Exhibit 21.1 of the Company’s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2016 (filed with the SEC on May 15, 2017) contains all of the Company’s “significant subsidiaries” as defined in Regulation S-X Rule 1-02(w) under the Exchange Act. All the outstanding shares of capital stock of, or other equity interests in, each of the Company’s Subsidiaries have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company (except that (i) certain executives of Ocwen Mortgage Servicing, Inc. own shares of non-voting, non-participating, and non-transferable preferred stock issued under the Ocwen Mortgage Servicing, Inc. Amended and Restated 2013 Preferred Stock Plan, (ii) the Company directly owns 87.35% of the limited liability company interests of Ocwen Structured Investments, LLC and (iii) the Company indirectly owns 99.99% of the common stock of Ocwen Business Solutions, Inc.), free and clear of all Liens, except for restrictions imposed by applicable securities laws and Liens under the Company’s outstanding debt agreements.
Section 3.2    Authority. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Sale. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Sale have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Sale. This Agreement has been duly and validly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Investor, constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.3    Capital Structure.
(a)    The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 20,000,000 shares of preferred stock. As of July 20, 2017, 124,597,673 shares of Common Stock were issued and outstanding, no shares of preferred stock were issued and outstanding, and 9,748,168 shares of Common Stock were reserved for issuance pursuant to the equity grants outstanding under Equity Compensation Plans. No shares of Common Stock are held by any Subsidiary of the Company. Since July 20, 2017 to the date of this Agreement, there have been no issuances of Equity Securities other than securities that were reserved for issuance pursuant to the Equity Compensation Plans. All issued and outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable, and no class of the Company’s capital stock is entitled to preemptive or other similar rights.

(b)    Except for the Equity Securities issued or reserved for issuance pursuant to the Equity Compensation Plans and as contemplated by this Agreement, and the shares of Common Stock issuable pursuant to the litigation settlement described in the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2017, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, Equity Securities or other securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Equity Securities or other securities of the Company.
Section 3.4    Shares. The Shares as issued pursuant to the Sale in accordance with the terms hereof (i) will be validly issued, fully paid and nonassessable and (ii) assuming the representations and warranties of the Investor are true and accurate, will be issued in compliance with all applicable Laws.
Section 3.5    No Conflict; Required Filings and Consents.
(a)    The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Sale will not, conflict with, result in a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on, or the loss of, any assets pursuant to: (i) any provision of the Organizational Documents of the Company or (ii) except as, in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (b) below, (A) any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license of the Company or any Subsidiary of the Company, or (B) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.
(b)    The execution and delivery of this Agreement by the Company do not, and the consummation of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, other than:
(i)    filings and reports required under the Exchange Act;
(ii)    any filings required by applicable state securities laws; and
(iii)    compliance with the rules and regulations of the NYSE (including the application to list the Shares with the NYSE).
Section 3.6    SEC Filings; Financial Statements.
(a)    The Company has filed on a timely basis the SEC Reports. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(b)    Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and, in the case of quarterly financial statements, as permitted by Quarterly Reports on Form 10-Q under the Exchange Act) and each fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).
Section 3.7    Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Reports, except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that is required to have been disclosed by the Company under applicable U.S. federal securities laws at the time this representation is made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.
Section 3.8    Compliance. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or other contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any of its Subsidiaries has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.9    Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Sale based upon arrangements made by or on behalf of the Company.
Section 3.10    Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth herein, (i) no registration under the Securities Act is required for the Sale and (ii) the Sale does not contravene the rules and regulations of the NYSE.
Section 3.11    Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from the NYSE to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the NYSE. The Shares shall have been approved for listing with the NYSE in accordance with its listing standards.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
The Investor hereby represents and warrants to the Company, as follows:

Section 4.1    Organization. The Investor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated, existing or in good standing or to have such power, authority and governmental approvals would not prevent or delay consummation of the Sale, or otherwise prevent the Investor from performing its obligations under this Agreement.
Section 4.2    Authority. The Investor has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Sale. The execution and delivery of this Agreement by the Investor and the consummation by the Investor of the Sale have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Investor are necessary to authorize this Agreement or to consummate the Sale. This Agreement has been duly and validly executed and delivered by the Investor, and, assuming due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4.3    No Conflict; Required Filings and Consents.
(a)    The execution and delivery of this Agreement by the Investor does not, and the consummation by the Investor of the Sale will not, conflict with, or result in a violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on, or the loss of, any assets pursuant to: (i) any provision of the Organizational Documents of the Investor or (ii) except as, in the aggregate, would not reasonably be likely to have an Investor Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (b) below, (A) any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, or (B) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor or any Subsidiary of the Investor or their respective properties or assets.
(b)    The execution and delivery of this Agreement by the Investor do not, and the consummation of this Agreement by the Investor does not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, other than:
(i)    filings and reports required under the Securities Act and the Exchange Act;
(ii)    any filings required by applicable state securities laws; and
(iii)    compliance with the rules and regulations of the NYSE (including the application to list the Shares with the NYSE).
Section 4.4    Non-Distribution. The Investor is purchasing the Shares for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable Laws.
Section 4.5    Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act. The Investor was not organized solely for the purpose of acquiring the Shares.

Section 4.6    Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility the Investor to acquire the Shares.
Section 4.7    Information. The Investor and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal, tax and other advice as it has considered necessary to an informed investment decision with respect to its acquisition of the Shares. The Investor is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of such investment.
Section 4.8    Transfer or Resale. The Investor understands that the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or sold or transferred pursuant to an exemption from such registration.
Section 4.9    Legends. Any certificate representing the Shares issued to the Investor shall be stamped or otherwise imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH OR BE EXEMPT FROM APPLICABLE STATE SECURITIES LAWS.
The legend set forth above as it appears on the certificate(s) representing the Shares shall be removed and the Company shall issue a certificate without such legend to the holder of such shares upon which it is stamped, if, unless otherwise required by federal or state securities laws, (a) the sale of such shares is registered under the Securities Act, or (b) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such shares may be made without registration under the Securities Act, or (c) such holder provides the Company with an opinion of counsel experienced in such matters that the shares can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.
Section 4.10    Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Sale based upon arrangements made by or on behalf of the Investor.
Section 4.1    Transactions Impacting Price of Common Stock. Since the Investor and the Company first began discussing the transactions contemplated hereby, none of the Investor nor any Person acting on behalf or in concert with the Investor has, directly or indirectly, effected or agreed to effect, any short sale or taken any other action with respect to trading in the Common Stock or derivatives thereof with the intention of lowering the trading price of the Common Stock or otherwise sought to hedge its position in the Shares.
ARTICLE V

MISCELLANEOUS
Section 5.1    Survival. The representations, warranties and covenants contained in this Agreement shall survive the Closing for a period of one year.
Section 5.2    Public Announcements. The parties shall consult with each other before issuing any press release with respect to this Agreement or the Sale and neither shall issue any such press release, make any such public statement or make any filings required by Law without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release, make such public statement or disclosure or make such required filing as may upon the advice of counsel be required by Law or any exchange on which the Company’s securities are listed if, to the extent time permits, it has used all reasonable efforts to consult with the other party prior thereto; provided, further, however, that a party may publish, make, repeat or otherwise use any statement previously consented to by the other unless and until such other party objects in writing to the use thereof.
Section 5.3    Reporting Requirements; Rule 144. Until the first anniversary of the date of this Agreement, the Company shall use its best efforts (a) to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and (b) to timely file all forms, reports and documents required to be filed by the Company with the SEC (including the exhibits thereto and documents incorporated by reference therein), including pursuant to Section 13(a) or 15(d) of the Exchange Act to enable Investor to sell the Shares without registration under the Securities Act consistent with the exemptions from registration under the Securities Act provided by (i) Rule 144 under the Securities Act, as amended from time to time, or (ii) any similar SEC rule or regulation then in effect. Until the first anniversary of the date of this Agreement, the Company shall forthwith upon request furnish the Investor (x) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (y) a copy of the most recent annual or quarterly report of the Company and (z) such other reports and documents filed by the Company with the SEC as the Investor may reasonably request in availing itself of an exemption for the sale of Shares without registration under the Securities Act.
Section 5.4    Holding Period. The Investor agrees that, for a period commencing on the date hereof and ending on the date that is nine months after the date hereof, the Investor will not, and will cause any of its Permitted Transferees not to, sell, offer to sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Shares, enter into a transaction which would have the same effect as the foregoing, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares; provided, however, that such restrictions shall not apply to (i) any assignment permitted by Section 5.6 hereof and (ii) any disposition to the extent Investor determines in its sole discretion that such disposition is reasonably necessary or advisable to permit Investor or any Affiliate of Investor (including any Permitted Transferee) to qualify or maintain its qualification for taxation as a real estate investment trust under Sections 856 through 860 of the Code in circumstances where the potential failure to qualify or maintain such qualification results from any action taken by the Company.
Section 5.5    Further Assurances. At any time or from time to time after the Closing, the parties agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action (including reasonably cooperating and consulting with each other in connection with the making of all filings or notifications, if any, as may be required with any Governmental Authorities) as the other party may reasonably request in order to evidence or effectuate the consummation of the Sale and to otherwise carry out the intent of the parties hereunder or thereunder. Each of the parties hereto agrees to cooperate and use all reasonable efforts to vigorously contest and resist any litigation, suit, claim, action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that challenges the consummation of the Sale.
Section 5.6    Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. The Investor may not assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of the Investor shall become subject to all of the terms of this Agreement by executing and delivering a joinder hereto, and such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) the Company shall have received written notice of such transfer and the joinder of the transferee to the Company and (ii) such transferee can establish beneficial ownership or ownership of record of Shares. Notwithstanding anything in this Section 5.6 to the contrary, no assignment of this Agreement shall relieve the assigning party of its obligations hereunder. Other than pursuant to this Section 5.6, nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any Person other than the parties, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.
Section 5.7    Entire Agreement. This Agreement (including the Schedules) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.
Section 5.8    Fees and Expenses. All fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided, however, that in any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys’ fees (in addition to any award or other recovery that such prevailing party may be otherwise entitled to receive).
Section 5.9    Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by electronic mail, facsimile, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:
(i)    if to the Company, to:
Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
Attn:    John Britti

Email:     john.britti@ocwen.com
timothy.hayes@ocwen.com
adrienne.coffin@ocwen.com
michael.stanton@ocwen.com
with a copy to (which shall not constitute notice):
O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071
Attn: John-Paul Motley, Esq.
Email: jpmotley@omm.com
(ii)    if to the Investor, to:
New Residential Investment Corp.
1345 Avenue of the Americas
New York, NY 10105
Fax:    (917) 591-8312
Attn:    Cameron D. MacDougall
Email: cmacdougall@fortress.com
with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036-6522
Fax:    (212) 735-2000
Attn:    Michael J. Zeidel, Esq.
Peter D. Serating, Esq.
Email:     michael.zeidel@skadden.com
peter.serating@skadden.com
All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.
Section 5.10    Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by the Investor and the Company. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
Section 5.11    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.
Section 5.12    Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

Section 5.13    Applicable Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines (other than Sections 5-1401 and 1-402 of the New York Business Corporation Law).
Section 5.14    SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 5.15    WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.
Section 5.16    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.
NEW RESIDENTIAL INVESTMENT CORP.
By: /s/ Matthew Gabriel Hoffman-Johnson
Name: Matthew Gabriel Hoffman-Johnson
Title: Authorized Signatory

[Signature Page to NRZ-OCN Transaction Agreement]

OCWEN FINANCIAL CORPORATION
By: /s/ John V. Britti
Name: John V. Britti
Title: EVP

[Signature Page to NRZ-OCN Transaction Agreement]